Exhibit 99.2

Teleflex Incorporated First Quarter 2005 Earnings Conference Call

Forward Looking Statements This presentation and our discussion contain forward-looking information and statements including, but not limited to, such matters as business strategies, market trends, future financial performance, forecast of diluted earnings per share, forecast of cash flow from operations, cost of restructuring actions, gain or loss from divestitures, and other matters which inherently involve risks and uncertainties which could cause actual results to differ from those projected or implied in the forward-looking statements. Please refer to the Company's SEC filings including its most recent Form 10K. This presentation includes certain non-GAAP financial measures. The reconciliation of those measures to the most comparable GAAP measures is contained within this presentation. Segment operating profit is defined as a segment's revenues reduced by its materials, labor, and other product costs along with the segment's selling, engineering, and administrative expenses and minority interest. Corporate expenses, restructuring costs, interest expense and taxes on income are excluded from the measure.

Jeff Black President and Chief Executive Officer

First Quarter Results Earnings from continuing operations - in line with plans for year Aerospace and Medical - double-digit operating profit improvement before restructuring and one-time charges Commercial operating profit declined as previously forecasted Accelerating cash flow 1Q 2005 1Q 2004 Operating cash flow $59.4 million $16.8 million Free cash flow $36.9 million ($ 5.7) million Strong balance sheet Cash: $165.4 million Net debt to total cap: 32.6% Excellent management of working capital assets

First Quarter Revenue Solid revenue growth 8% in Q1 (3% core growth) Orders for Teleflex overall up 11% Commercial 5% core revenue growth driven by marine OEM and industrial OEM products Automotive revenues decreased as planned Revenues down 3% on an absolute basis due primarily to divestitures Medical 7% core revenue growth Good growth in specialty devices, disposables in Europe HudsonRCI acquisition continues to drive revenue growth Aerospace Revenues down 5% Core growth in repairs and cargo handling offset by declines related to exit of IGT

2005 Strategic Actions Execution of restructuring and divestiture program (announced November 2004) Actively marketing automotive pedal systems business Facility consolidation plans continue on track - phased closures began in Q1 Benefit of restructuring actions expected in latter half of 2005

Restructuring Charges

Portfolio Actions Portfolio transition program Q1: Successful divestiture of Sermatech International (historical earnings of this business now reported as discontinued operations) Balance of 2005: Other businesses as appropriate

2005 Outlook Core businesses performing well Commercial Moderate margin improvement 2004 divestitures impact top line Modest core revenue growth expectations Modest expectations from automotive Medical Strong and improving operating margins HudsonRCI integration ahead of schedule Phased restructuring continues throughout the year Aerospace Improving markets, orders up Exit of IGT drives favorable year-over-year comps

Range: $3.60 - $3.80 $2.76 - $3.00 2005 Outlook (Continued) Diluted earnings per share from continuing operations excluding special charges: Diluted earnings per share from continuing operations including special charges: Note: Outlook does not include gains, losses and other costs associated with further portfolio actions.

Martin Headley Executive Vice President and Chief Financial Officer

Q1 Summary of Continuing and Discontinued Operations

$12.9 million of Q1 restructuring due to write down of net realizable value for pedal systems business Modest amount of restructuring recognized for continuing operations in Q1 as much of current activity was accrued in Q4 2004 Total charges, including discontinued ops, now expected in the $203 to $211 million range Cash restructuring costs for 2005 remain in line with previous estimates Restructuring and Divestiture Charges

Summary Financial Performance Solid revenue growth Stable gross margins and operating margins

Continued careful management of working capital and capital expenditures Free cash flow reinvested in continued debt reduction 1Q 2005 - Strong Cash Flow

Asset Velocity Investment in inventory to support product line relocation

Strong Balance Sheet for Future Growth

1Q 2005 Results Commercial Segment Revenues down 3% Down 10% due to 2004 divestitures Offset by core growth of 5% and 2% impact of currency Operating profits: Good operating results from OEM businesses Automotive as forecasted Significant improvement in alternative fuels business * Operating Profits exclude all special charges relating to the restructuring program

1Q 2005 Results Medical Segment Revenues up 41% 7% core growth 30% acquisitions Gains in specialty devices, disposable medical products European sales strong Operating profits: HudsonRCI acquisition Core volume gains Modest impact of restructuring actions - major impact to come in 2H '05 * Operating Profits exclude all special charges relating to the restructuring program

1Q 2005 Results Medical Segment Revenues up 41% 7% core growth 30% acquisitions Gains in specialty devices, disposable medical products European sales strong Operating profits: HudsonRCI acquisition Core volume gains Modest impact of restructuring actions - major impact to come in 2H '05 * Operating Profits exclude all special charges relating to the restructuring program

- Revenues decline 5% Core growth in repairs New system sales for narrow and wide body cargo handling Revenues decline $9 million on wind-down of industrial gas turbine Adjusted operating profits: Pruning of problematic precision machined components business driving better operating results 1Q 2005 Results Aerospace Segment Aerospace Adjusted Operating Profit excludes $2 million of special charges relating to the restructuring program

Deliver good operating results from continuing operations Continue transition to shared services model Position core businesses for growth Generate strong cash flow to invest in new opportunities Actions initiated in 2004 will drive strong financial results this year 2005 Plan